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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  June 2, 2003

                               PLIANT CORPORATION
             (Exact name of registrant as specified in its charter)

           Utah                          333-40067                     87-0496065
(State or Other Jurisdiction       (Commission File Number)         (I.R.S. Employer
     of Incorporation)                                             Identification No.)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
                         (Address of principal executive
                           offices including Zip Code)

                                 (847) 969-3300
              (Registrant's telephone number, including area code)

                                      N.A.
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

     On May 30, 2003, Pliant Corporation (the "Company") completed the sale of $250 million aggregate principal amount of 11-1/8% Senior Secured Notes Due 2009 (the "Notes"). The offering and sale of the Notes was not registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the sale of the Notes were used to repay borrowings under our credit facilities which were amended in connection with the sale of the Notes. These events are the subject of the press release issued by the Company on June 2, 2003, a copy of which is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements: Not applicable

        (b) Pro Forma Financial Information: Not applicable

        (c) Exhibits

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
Exhibit No.      Document
-----------      --------
99.1             Press Release dated June 2, 2003.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PLIANT CORPORATION

Dated:  June 2, 2003                       By:   /s/ Brian E. Johnson
                                             -----------------------------------
                                                 Brian E. Johnson
                                                 Executive Vice President and
                                                  Chief Financial Officer

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                                  EXHIBIT INDEX

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
Exhibit
Number           Description of Exhibits
------           -----------------------
99.1             Press Release dated June 2, 2003.
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